UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Key Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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150 Avery Street
Walla Walla, Washington 99362
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on February 7, 2018
___________________

To our Shareholders:

The 2018 Annual Meeting of Shareholders of Key Technology, Inc. will be held beginning at 8:00 a.m. Pacific Time on Wednesday, February 7, 2018 at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon, for the following purposes:

1.	To elect two directors of the Company to a three-year term;
2.	To consider advisory approval of the compensation of the Company's named executive officers;
3.	To ratify the selection of the Company's independent registered public accountants for fiscal 2018; and
4.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of the Company's Common Stock at the close of business on December 1, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  Shareholders may vote in person or by proxy.  The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

Ronald L. Greenman
Secretary

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Walla Walla, Washington
January 2, 2018

INTERNET AVAILABILITY OF PROXY MATERIALS
***** IMPORTANT NOTICE *****
Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To be held on February 7, 2018
The Proxy Statement and Annual Report to Shareholders are available at
http://www.proxyvote.com

i

150 Avery Street
Walla Walla, Washington 99362
___________________

PROXY STATEMENT

2018 Annual Meeting of Shareholders

___________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

Our Board of Directors is providing these proxy materials to you in order to solicit your proxy (i.e., your voting instructions) to vote your shares of Key Technology, Inc. common stock upon certain matters at the 2018 Annual Meeting of Shareholders to be held on Wednesday, February 7, 2018 at 8:00 a.m. Pacific Time.

We will refer to Key Technology, Inc. throughout as "we," "us," the "Company" or "Key."

Q:	When did Key send the proxy solicitation materials?

The proxy solicitation materials were first sent on or about January 2, 2018 to all shareholders entitled to vote at the Annual Meeting.

Q:	Where is the Annual Meeting?

The Annual Meeting will be held at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon.

Q:	Can I attend the Annual Meeting?

Yes.  You are invited to attend the Annual Meeting if you were a shareholder of record as of the close of business on December 1, 2017.

Q:	What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on:

Item 1.	The election of two directors to hold office until the 2021 annual meeting of shareholders or until their respective successors have been duly elected and qualified;
Item 2.	An advisory (non-binding) resolution to approve the compensation of our named executive officers;
Item 3	The ratification of the selection of Grant Thornton LLP as our independent registered public accountants for fiscal 2018; and
Item 4.	Such other business as may properly come before the Annual Meeting.

Q:	What do I need to do now?

First, carefully read this document in its entirety.  Then, vote your shares by following the instructions from your broker if your shares are held in "street name," or by one of the following methods:

•	Mark, sign, date and return your proxy card in the enclosed envelope as soon as possible; or

•
Attend the Annual Meeting and submit a properly executed proxy or ballot.  If a broker holds your shares in "street name," you will need to obtain a legal proxy from your broker to vote in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

Q:	Who is entitled to vote at the Annual Meeting and how many votes do they have?

You may vote if you were a holder of record of our common stock as of the close of business on December 1, 2017, which was the record date for the Annual Meeting.  Each share of common stock is entitled to one vote.

As of the record date, there were 6,479,166 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

The presence of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting, or the holders of 3,239,584 shares, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Such shareholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for or against any proposal.

Q:	What is a broker non-vote?

For shares held through a broker or other nominee that is a New York Stock Exchange member organization, if a matter to be voted on is considered routine, the broker has discretion to vote the shares.  If the matter to be voted on is determined to be non-routine, the broker may not vote the shares without specific instructions from the shareholder.  A broker non-vote occurs when a broker or other nominee holding shares does not vote on a particular proposal because the nominee has not received instructions from the shareholder and does not have discretionary voting power with respect to that item.  Broker non-votes will not be counted for or against any proposal.

If a broker or other nominee holds your shares in its name, the broker is permitted to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accountants even if the broker does not receive voting instructions from you.

Q:	Can I vote my shares in person at the Annual Meeting?

Yes.  Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting, even if previously voted by another method. If a broker holds your shares in "street name," you will need to obtain a legal proxy from your broker to vote in person at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting.  Therefore, even if you plan to attend in person, we recommend that you submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting whether you are the shareholder of record or whether your shares are held by a broker or other nominee on your behalf.

Shareholders of Record – If a proxy card in the accompanying form is properly signed, dated and returned prior to the voting at the Annual Meeting, the shares represented will be voted as instructed on the proxy card.

Shares Held by a Broker or Other Nominee on Your Behalf – You may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

Q:	How will my shares be voted, as a shareholder of record, if I submit a proxy and do not make specific choices?

As a shareholder of record, if you submit a properly signed and dated proxy card but do not provide voting instructions, your shares will be voted “FOR” the election of all nominees to the Board of Directors; “FOR” the proposal regarding the advisory approval of the compensation of our named executive officers; and "FOR" the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2018.

Q:	What if I abstain from voting?

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter.  With respect to the three items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies will use their discretionary authority to vote on such matters in accordance with their best judgment.  We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

Yes.  Any proxy may be revoked by a shareholder prior to its exercise by (1) filing with the Secretary of the Company, prior to your shares being voted at the Annual Meeting, a written notice of revocation or another duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).  Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting and should be hand delivered or sent to 150 Avery Street, Walla Walla, Washington 99362.

Q:	Who is soliciting votes and will bear the cost of soliciting votes for the Annual Meeting?

The Board of Directors is soliciting votes, and the Company will bear all costs of soliciting proxies.  We have retained the services of Broadridge Financial Solutions, Inc. for the solicitation of voted proxies from brokers, nominees, institutions and individuals for a one-time fee of approximately $8,478.  In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by our officers and employees or by telephone, facsimile, electronic transmission or express mail.  We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals.

Q:	Will a list of shareholders entitled to vote at the Annual Meeting be available?

Yes.  In accordance with Oregon law, a list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at our principal executive offices during regular business hours beginning on January 4, 2018 and continuing through the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and expect to disclose final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the Annual Meeting.

ADDITIONAL INFORMATION

Q:	How may I obtain a separate copy of the proxy materials?

We have adopted a practice called "householding" for mailing this proxy statement in an effort to reduce printing and postage costs.  Under this practice, shareholders who share the same address will receive only one copy of our proxy materials and annual report, unless we receive contrary instructions from any shareholder at that address.  If you prefer to receive your own copy of our proxy materials and annual report, please contact Broadridge Financial Solutions, Inc. at 1-800-690-6903 or by mail at 51 Mercedes Way, Edgewood, NY 11717.  You may also contact us or Broadridge if you received multiple copies of the proxy materials and 2017 Annual Report and would prefer to receive a single copy in the future.

Q:	Can I access Key's proxy materials and Annual Report on Form 10-K on the Internet?

Yes.  You can access this proxy statement and the 2017 Annual Report on our website at www.key.net.  You may also obtain a copy of our proxy materials and 2017 Annual Report without charge upon request to:  Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.

In addition, pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.  The Proxy Statement and 2017 Annual Report are available at http://www.proxyvote.com; follow the instructions on the website.  In accordance with Securities and Exchange Commission rules, the materials on the site are searchable, readable and printable, and the site does not have "cookies" or other tracking devices which identify visitors.

Q:	What is the deadline for receipt of shareholder proposals for the 2018 Annual Meeting of Shareholders?

Shareholders were entitled to present proposals for action and director nominations at the 2018 Annual Meeting of Shareholders only if they complied with the applicable requirements of the proxy rules established by the Securities and Exchange Commission and the applicable provisions of our bylaws.  Shareholders must have ensured that such proposals and nominations were received no later than September 5, 2017 by the Secretary of the Company at our principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

Any business intended to be presented by a shareholder at the 2019 Annual Meeting, but not included in the Board of Directors' proxy materials, must comply with Key's bylaws.  Under our bylaws, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on September 4, 2018.  The notice must set forth as to each matter that the shareholder proposes to bring before the meeting (i) a brief description of the matter, (ii) the proposing shareholder's name and record address, (iii) the class and number of Key's shares that the shareholder beneficially owns, (iv) a description of all agreements, arrangements or understandings between the shareholder and any other person(s) (including their names and addresses) in connection with the proposal of such matter and any material interest of the shareholder in such matter, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.  If the written notice relates to a shareholder nomination of any person to stand for election to the Board of Directors, please see page 7 of this Proxy Statement for additional information required to be included in the shareholder's written notice.

Q:	How can I communicate with the Board of Directors?

Any shareholder or other interested party desiring to communicate with one or more directors, or a particular committee of the Board of Directors, may do so by addressing their written correspondence to Key Technology, Inc., Board of Directors, c/o Secretary, at our principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.  The Secretary of the Company will promptly forward all such communications to the specified addressees, as appropriate.

Q.	Who will count the vote?

The Secretary of the Company or his designee will act as Inspector of Election at the Annual Meeting and count the vote.

Q.	Where can I obtain more information?

If you have questions about the Annual Meeting or about submitting your proxy, you may contact:

Investor Relations
Key Technology, Inc.
150 Avery Street
Walla Walla, Washington 99362
(509) 394-3362
investorinfo@key.net

Requests for copies of the proxy materials and 2017 Annual Report on Form 10-K should be sent to the Investor Relations address above.  Notices of shareholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors, and any other communications should be sent to the address above to the attention of the Secretary of the Company.

INFORMATION ABOUT KEY'S BOARD OF DIRECTORS

Q:	Who is on Key’s Board of Directors?

Our Board of Directors currently has eight members: Robert M. Averick, John J. Ehren, Richard Lawrence, John E. Pelo, Michael L. Shannon, Charles H. Stonecipher, Donald A. Washburn, and Paul J. Wolf.

Q:	How often are members elected?

The directors are divided into three classes. One class consists of two directors and two classes each consist of three directors.  One class stands for election each year for a three-year term.

Q:	What if a nominee is unwilling or unable to serve?

Each nominee listed in this Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee designated by the proxy holders or the present Board of Directors.

Q:	Which members of Key’s Board of Directors are independent?

The Board of Directors has determined that a majority of its directors presently meet the independence standards established under the applicable rules of the Securities and Exchange Commission and the NASDAQ Global Market®.  These directors are Messrs. Lawrence, Pelo, Shannon, Stonecipher, Washburn and Wolf. Mr. Averick is an independent director as defined under the rules of the Securities and Exchange Commission and the NASDAQ Global Market other than with respect to service on the Audit Committee of the Board of Directors.

Q:	How often did the Board of Directors meet in fiscal 2017?

During fiscal 2017, the Board of Directors held four meetings.  No director then serving attended fewer than 95% of the total number of meetings of the Board of Directors and the committees of which he was a member during fiscal 2017.

The Board of Directors does not currently have a policy with regard to the attendance of Board members at the annual meeting of shareholders.  All of the directors then serving on the Board attended our 2017 Annual Meeting.

Q:	What are the minimum qualifications required to serve on Key’s Board of Directors?

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters.

In addition, nominees must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our shareholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance.  Specifically, nominees for election to our Board of Directors should possess the highest personal and professional ethics, integrity and values.  They must also have an inquisitive and objective perspective, practical wisdom, and mature and experienced judgment.  Directors must develop an understanding of our business and have a willingness to devote adequate time to carrying out their duties.

Q:	How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

The Nominating and Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company, and to its shareholders.  The Nominating and Corporate Governance Committee considers potential candidates who may come to the attention of the Committee through current Board members, shareholders or other persons.  In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience, and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business or industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors.

The Committee evaluates potential nominees by reviewing their qualifications, reviewing results of personal and reference interviews, and reviewing such other information as may be deemed relevant.  Candidates whose evaluations are favorable are then chosen by a majority of the members of the Nominating and Corporate Governance Committee to be recommended for selection by the Board of Directors.  The Board selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.  We do not currently employ an executive search firm, or pay a fee to any third party, to locate qualified candidates for director positions.

Q:	Are director nominees evaluated differently based on whether the nominee is recommended by a security holder or by the Nominating and Corporate Governance Committee?

No.  Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate and regardless of whether such candidate is recommended by a shareholder, is considered on the basis of the criteria set forth above.

Q:	Does the Nominating and Corporate Governance Committee consider diversity in identifying nominees for director candidates?

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business.  In general, the composition of the Board is diversified across the following areas:  (i) financial accounting, legal and corporate governance experience, and (ii) experience with our business and industry, including experience in global markets, experience with engineered products, and experience with international legal and regulatory frameworks.  Candidates for vacant Board seats are considered in the context of current perceived needs of the Board as a whole.  The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for the Company.

Q:	What are the policies and procedures for considering director candidates recommended by shareholders?

A shareholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to our Secretary at our principal executive offices.  The submission must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement was released to shareholders in connection with the previous year's annual meeting.  For the 2019 annual meeting, this date would be September 4, 2018.  However, if we did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

A shareholder's notice to the Secretary, in order to be valid, must set forth (i) the name and address, as they appear on the Company's books, of the shareholder nominating such candidate; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) the principal occupation or employment of the nominee; (v) the number of shares of our common stock beneficially owned by the nominee, if any; (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the shareholder is making the nomination; and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Q:	Does Key have a code of ethics?

Yes.  We have adopted the Key Technology, Inc. Code of Business Conduct and Ethics which applies to all of our directors and employees, including our chief executive officer and chief financial officer.  The Code of Business Conduct and Ethics is available on our website at www.key.net and will be provided without charge to any shareholder upon written request to:  Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.  The Code of Business Conduct and Ethics provides that any waiver of its applicability to any director or executive officer may be made only by the Board of Directors or an appropriately designated Board committee and will be publicly disclosed promptly to our shareholders.

Q:	Does Key have a policy on hedging and pledging Company stock?

Yes. We have adopted the Key Technology, Inc. Policy on Hedging and Pledging Company Stock in order to demonstrate our commitment to aligning the interests of our directors and executive officers with those of our shareholders. The policy prohibits all directors and executive officers from engaging in short sales, or transactions in publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to Key securities. The policy also prohibits our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan without pre-clearance from either the President and Chief Executive Officer or the Chairman of the Board.

Q:	Are related-party transactions considered by Key’s Board of Directors?

We follow a written policy that all proposed transactions by the Company with directors, officers, five percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Nominating and Corporate Governance Committee of the Board of Directors.

Q:	Did the Company undertake any shareholder engagement activities in fiscal 2017?

Our Board of Directors and management take shareholder concerns seriously and value insights from the Company's shareholders. In fiscal 2017 our Chief Executive Officer and our Chief Financial Officer communicated telephonically with several significant shareholders during the year to better understand their perspectives on the Company. Our management intends to continue our shareholder outreach and engagement efforts in fiscal 2018.

Q:	What are the committees of the Board?

We maintain a standing Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee.  All of the committees are engaged in their respective areas of responsibility throughout the year, and frequently interact with the Chairman of the Board and the President and Chief Executive Officer in furtherance of the Committees' tasks and our goals and objectives.

The following table provides information regarding the committee membership of the independent, non-employee directors at September 30, 2017.

Name	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee
Robert M. Averick			✓
Richard Lawrence	✓	✓	✓
John E. Pelo	Chair		✓
Michael L. Shannon		Chair	✓
Charles H. Stonecipher	✓		✓
Donald A. Washburn		✓	Chair
Paul J. Wolf	✓	✓	✓

Audit Committee.  All of the Audit Committee members are independent, as defined under the rules of the Securities and Exchange Commission and the NASDAQ Global Market.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The function of the Audit Committee is to review the performance of, and recommend to the Board of Directors the appointment of, the Company's independent registered public accountants; to review and approve the scope and proposed cost of the yearly audit; to review the financial information provided to shareholders and others; to review the Company's internal controls; to consult with and review recommendations made by the Company's independent registered public accountants with respect to financial statements, financial records and internal controls; to discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures; to oversee the Company's risk assessment and risk management policies relating to the financial statements and the financial reporting process; and to make such other recommendations to the Board of Directors as it deems appropriate from time-to-time.  The Audit Committee met twelve times during fiscal 2017.

Compensation and Management Development Committee.  All of the Compensation and Management Development Committee members are independent, as defined under the rules of the NASDAQ Global Market.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The Committee is charged with reviewing and approving corporate goals and objectives relevant to compensation of the Company's chief executive officer, evaluating the chief executive officer's performance in light of those goals and objectives, and determining and approving the compensation level of the chief executive officer based on this evaluation.  The Committee is also charged with, among other matters, considering and making recommendations to the Board of Directors regarding the compensation of the senior executives of the Company, and considering, reviewing and granting awards under the Company’s stock incentive plans and cash bonus plans administered by the Committee for senior executives.  The Committee also oversees management development and succession plans for the Company.  The Committee has delegated to the Chief Executive Officer the authority to make discretionary awards of restricted stock each year up to a pre-determined aggregate number of shares to non-executive managers, individual contributors, and new hires for the purposes of retention and recruitment.  For fiscal 2017, the Committee authorized up to a cumulative total of 55,000 shares that may be awarded under this discretionary program.  The Committee met four times during fiscal 2017, and on numerous other occasions during the year Committee members consulted with each other and with management in furtherance of the Committee's business.

Nominating and Corporate Governance Committee.  All of the Nominating and Corporate Governance Committee members are independent directors as defined under the rules of the NASDAQ Global Market.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The Committee is responsible for providing guidance and recommendations with respect to Board education and development, identifying qualified candidates who may become future members of the Board, and developing and monitoring compliance with corporate governance principles.  The Committee met four times during fiscal 2017.

The Nominating and Corporate Governance Committee receives suggestions for potential director nominees from many sources, including members of the Board of Directors, advisers, and shareholders.  Any such nominations, together with appropriate biographical information, should be submitted to the Committee in accordance with the Company's policies governing submissions of nominees discussed above.  Any candidates submitted by a shareholder or shareholder group will be reviewed and considered by the Committee in the same manner as all other candidates.

Q:	What is the Board's leadership structure?

Our Board of Directors consists of Mr. Lawrence, Chairman of the Board and an independent director, six other independent directors, and John J. Ehren, President and Chief Executive Officer and a director.

The Board elected to maintain separate chairman and chief executive officer positions to enhance corporate governance and management oversight.  The Board believes that a board leadership structure in which the chairman and chief executive officer positions are separated is most appropriate for Key because it separates the leadership of the Board from the day-to-day leadership of the Company.  The Board believes that an independent chairman better positions the Board to evaluate the performance of management and more efficiently facilitates the communication of the views of the independent directors.  The Chairman and independent directors meet regularly in executive session and regularly review governance practices.  All the Directors believe the separation of the roles of chairman and chief executive officer has contributed to effective corporate governance at the Company.

The Chairman is specifically responsible for enhancing Board effectiveness, in particular by ensuring the Board works as a cohesive team; ensuring that the Board has adequate resources and is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board; and by assessing the effectiveness of the overall Board, its committees and individual directors on a regular basis.  The Chair is also responsible for Board management, in particular by providing oversight of the agendas for Board and committee meetings; ensuring that the independent directors meet regularly without management present to discuss the effectiveness of the Board and the Chief Executive Officer, succession planning, and strategic planning; and by chairing Board meetings.

Q:	What is the Board’s role in risk oversight?

Our senior management team is responsible for day-to-day risk management activities, while our Board of Directors, as a whole and on the committee level, is responsible for the overall supervision and oversight of our risk management activities.

The full Board considers risks among other factors in reviewing our strategy, business plan, budgets and major transactions.  Future risks are anticipated and discussed as part of the strategic planning process. The full Board also receives periodic information from management about our risk areas and initiatives for addressing those risks. In addition, our outside counsel reports in person to the Board periodically on an as-needed basis to keep the directors informed concerning legal risks and other legal matters involving the Company.

The Board delegates certain of its risk oversight responsibilities to the committees of the Board.  The committees report to the full Board as appropriate regarding their risk oversight activities, which include:

•
Audit Committee. The Audit Committee discusses with management on an as-needed basis our major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee also oversees our risk assessment and risk management policies relating to the financial statements, internal controls and the financial reporting process.  At each of its quarterly, in-person meetings, the Audit Committee meets privately with representatives from our independent registered public accounting firm.  Finally, the Audit Committee receives quarterly reports from our management Disclosure Committee and regular reports regarding our testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002.

•
Compensation and Management Development Committee. The Compensation and Management Development Committee annually reviews our compensation policies and practices and our succession plan, and monitors risks related to compensation and succession planning.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees risks related to our governance structures, processes, and policies.

Q:	How are directors compensated?

Any member of the Board of Directors who is an employee of the Company is not separately compensated for serving on the Board of Directors.  Independent, non-employee directors receive an annual retainer of $70,000, consisting of $35,000 in cash and the equivalent of $35,000 in restricted stock based upon the current market price of the Company's common stock on the date of grant, subject to the terms of the Company's 2010 Equity Incentive Plan, as amended, with the exception of Mr. Averick who receives an annual cash retainer of $70,000. For fiscal 2017, six independent directors were awarded an aggregate of 16,032 shares of restricted stock.  These grants vest on the first anniversary of the date of grant.  Stock ownership guidelines for the Company’s directors adopted by the Board of Directors call for non-employee directors to own shares of the Company’s common stock equal to not less than 33% of the total vested shares issued to the Director as restricted stock during the period of Board service with the Company. All directors are reimbursed for Board-related expenses.  The Company does not pay meeting fees.

During fiscal 2017, the non-executive Chairman of the Board received an additional annual cash retainer of $40,000. The Chairmen of the Audit Committee and of the Compensation and Management Development Committee each received an additional annual cash retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000.

The following table provides information as to compensation for services of the independent, non-employee directors during fiscal 2017:

Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (1) (2) (3)	All Other Compensation	Total
Robert M. Averick	$72,500	$—	$—	$72,500
Richard Lawrence	$76,250	$35,000	$—	$111,250
John E. Pelo	$46,250	$35,000	$—	$81,250
Michael L. Shannon	$46,250	$35,000	$—	$81,250
Charles H. Stonecipher	$36,250	$35,000	$—	$71,250
Donald A. Washburn	$41,250	$35,000	$—	$76,250
Paul J. Wolf	$36,250	$35,000	$—	$71,250

_______________________________

(1)
Effective November 9, 2016, the Board of Director's annual retainer was reduced from $80,000 to $70,000, divided equally between cash and Restricted Stock Awards. The additional cash retainers for the Chairman of the Board and Committee Chairmen remained the same. Mr. Averick does not receive annual restricted stock grants and his annual cash retainer was reduced by $10,000.

(2)
On February 8, 2017, each non-employee director then serving other than Mr. Averick was awarded 2,672 shares of restricted stock, the restrictions on which lapse one year from the grant date.  The fair market value of the grant was $13.10 per share calculated using the closing price reported on the NASDAQ Global Market on the grant date. The amounts reported represent the full grant date fair values for awards granted computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that may be realized by the directors.

(3)	Each of the non-employee directors held unvested restricted shares as of September 30, 2017 as follows:

Name	Restricted Shares
Robert M. Averick	—
Richard Lawrence	2,672
John E. Pelo	2,672
Michael L. Shannon	2,672
Charles H. Stonecipher	2,672
Donald A. Washburn	2,672
Paul J. Wolf	2,672

ELECTION OF DIRECTORS

INFORMATION ABOUT KEY'S DIRECTORS, EXECUTIVE OFFICERS
AND OTHER SIGNIFICANT EMPLOYEES

(Item 1 on the Proxy Card)

Q:	Who are this year’s nominees for re-election to Key’s Board of Directors and what particular qualifications led the Board to conclude that the person should serve as a director of the Company?

The two nominees recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors for re-election this year to serve until the Annual Meeting of Shareholders in 2021, or until their respective successors are elected and qualified, are Michael L. Shannon and Donald A. Washburn. Mr. Shannon and Mr. Washburn are both independent directors as defined under the rules of the Securities and Exchange Commission and the NASDAQ Global Market.

The table below sets forth the following information as of December 1, 2017 about this year's nominees for election to Key's Board of Directors:  (i) name and age; (ii) all positions and offices currently held with the Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Michael L. Shannon	67	Director	2000	2018
Donald A. Washburn	73	Director	2003	2018

Michael L. Shannon.  Mr. Shannon has served as a director of the Company since 2000.  Mr. Shannon has served as principal of The General Counsel Law Firm since 1994.  From 2006 to 2010, he served as co-founder of Concerto Development LLC, a real estate development firm.  From 1995 to 2004, he also served as Chairman and Chief Executive Officer of Data Access Technologies, Inc., a software company.  From 1989 to 1993, Mr. Shannon served as Senior Vice President, General Counsel and Secretary of the Santa Fe International Corporation, and from 1985 to 1989 as Associate General Counsel for that corporation.

The Board has concluded that Mr. Shannon should continue to serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Shannon has been a director of our Company for 17 years.

•	Knowledge of executive compensation strategies—Mr. Shannon has been the Chairman of the Compensation and Management Development Committee for 11 years.

•	Extensive legal experience—Mr. Shannon has extensive legal and regulatory experience in heavy industry in multiple countries.

Donald A. Washburn.  Mr. Washburn has been a director of the Company since 2003.  He is a private investor.  Mr. Washburn served as an Executive Vice President of Northwest Airlines, Inc. from 1995 to 1998, and as a Senior Vice President from 1990 to 1995.  He also served as Chairman and President of Northwest Cargo, a wholly-owned subsidiary of Northwest Airlines, Inc. from 1997 to 1998.  Mr. Washburn served as a senior corporate officer of Marriott Corporation from 1980 to 1990, responsible for worldwide real estate development and acquisition activities and most recently as Executive Vice President, with general management responsibility for the Courtyard Hotel Division. Currently, Mr. Washburn serves as a trustee of LaSalle Hotel Properties, a real estate investment trust.  Mr. Washburn also serves as a director of The Greenbrier Companies, Inc., a supplier of transportation equipment and services to the railroad and related industries, and he is Chairman of the Board of Directors of Amedisys, Inc., a multi-state provider of hospice and home healthcare nursing and therapy services.

The Board has concluded that Mr. Washburn should continue to serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Washburn has been a director of our Company for 14 years.

•	Public company board experience—Mr. Washburn has over 14 years of experience as an independent director on multiple public company boards of directors.

•	Financial literacy and governance experience—Mr. Washburn is a retired senior executive with experience
(i) developing and monitoring corporate financial strategies, (ii) analyzing investment proposals, and
(iii) evaluating, planning and overseeing financial transactions and establishing and monitoring financial controls.

•
Relevant executive officer experience—During Mr. Washburn's career, he has been responsible for developing and managing complex, multi-location business enterprises. Mr. Washburn was an Executive Vice President with global responsibilities at Northwest Airlines and an Executive Vice President with responsibilities for real estate development and hotel operating activities at Marriott Corporation.  Mr. Washburn is also a former Chairman and President of Northwest Cargo.

Q:	What is the voting requirement to approve the election of directors?

You may vote "FOR" or "WITHHOLD" on each of the nominees for election as director.  A properly executed proxy marked "WITHHOLD" with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.  Proxies received from shareholders of record that do not contain voting instructions will be voted FOR each of the nominees for election as director.  If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares for the election of directors in the absence of voting instructions from you.  Abstentions and broker non-votes will not affect the outcome of the election of directors.  The nominees receiving the highest number of votes will be elected to the Board of Directors if a quorum is present.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors recommends a vote FOR the election of Messrs. Shannon and Washburn.

*  *  *

Q:	Which members of Key’s Board of Directors are continuing in office and what particular qualifications led the Board to conclude that each person should serve as a director of the Company?

The table below sets forth the following information as of December 1, 2017 about members of Key's Board of Directors who are continuing in office:  (i) name and age; (ii) all positions and offices currently held with the Company;
(iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Position	Has Been a Director or Officer Since	Expiration of Current Term
John E. Pelo	61	Director	1998	2019
Charles H. Stonecipher	56	Director	2004	2019
Paul J. Wolf	53	Director	2015	2019
Robert M. Averick	51	Director	2016	2020
John J. Ehren	57	Director, President and Chief Executive Officer	2008	2020
Richard Lawrence	65	Chairman	2007	2020

John E. Pelo.  Mr. Pelo has served as a director of the Company since 1998.  He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Ltd., since 1996.  Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America.  Between 1984 and 1996, Mr. Pelo served as General Manager of one of Swire’s soft drink operations in the United States.

The Board has concluded that Mr. Pelo should serve as a director of Key based on the following primary qualifications:

•
Extensive knowledge of Key’s business—Mr. Pelo has been a director of our Company for 19 years and, having been involved in the food and beverage business for over 27 years, he has a deep understanding of our business, operations and markets.

•	Relevant Chief Executive Officer/President experience—Mr. Pelo is the current President and Chief Executive Officer of Swire Coca-Cola USA.

•	High level of financial literacy—Mr. Pelo has more than 30 years of experience evaluating complex financial statements and internal controls, and participating in audit committee activities.

Charles H. Stonecipher.  Mr. Stonecipher has served as a director of the Company since 2004 and as the Board’s Chairman from 2007 to 2016.  He is a partner at Trilogy Equity Partners LLC, a private investment firm for which Mr. Stonecipher has served as an investment professional since 2008.  Mr. Stonecipher served as Executive Vice President of Strategy and Corporate Development for Advanced Digital Information Corporation, a supplier of data storage solutions for client server computing networks, from 2005 to 2006, and as Executive Vice President of Product Development and Strategy from 2004 to 2005.  He served as President and Chief Operating Officer of Advanced Digital Information Corporation from 1997 to 2004, and as Senior Vice President and Chief Operating Officer from 1995 to 1997.

The Board has concluded that Mr. Stonecipher should serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Stonecipher has been a director of our Company for 13 years.

•	Relevant executive officer experience—Mr. Stonecipher is a former President and Chief Operating Officer of Advanced Digital Information Corporation.

•	Relevant product development experience—Mr. Stonecipher has extensive experience in bringing technology products to market.

Paul J. Wolf. Mr. Wolf has served as a director of the Company since 2015. He is the founder of Deer Creek Holdings, a private equity firm that partners with entrepreneurial companies. With over twenty years of investment experience, he has successfully helped guide businesses across a wide spectrum of industries, including the food and agri-business industries. Prior to forming Deer Creek, Mr. Wolf was one of the founding partners of Century Park Capital Partners, a middle market private equity firm. During his fifteen-year tenure with Century Park, Mr. Wolf was responsible for sourcing, negotiating, executing, managing and exiting portfolio company investments on behalf of the firm. He also served as a member of Century Park’s investment committee. Prior to Century Park Capital Partners, Mr. Wolf was a Senior Vice President with Houlihan Lokey, where he was involved with the firm’s private equity investments through Churchill ESOP Capital Partners, and served as a professional within Houlihan’s investment banking group. Prior to Houlihan, Mr. Wolf was a Director at Warner Brothers Studio Store group, where he established joint ventures with international partners. Previously, Mr. Wolf was a Vice President in the Los Angeles office of Fleet Capital, where he originated and underwrote leveraged loans for privately held and publicly traded companies. Mr. Wolf currently serves as a director of Avkem International, LLC and Avkem Holdings, LLC, a materials and service supplier to the metals industry. Mr. Wolf earned a BA degree in Biology from the University of Kansas, and an MBA from The Anderson Graduate School of Management at UCLA.

The Board has concluded that Mr. Wolf should serve as a director of Key based on the following primary qualifications:

•
Extensive experience in business development—Mr. Wolf has more than twenty years of experience partnering with companies looking to expand both organically and through acquisitions, providing insights on the value of strategic transactions to business.

•	High level of financial literacy—Mr. Wolf’s investment background reflects a long history of financial experience as a private equity investor, investment banker and lender.

•
High level of business analysis skills—Mr. Wolf’s highly developed skills in helping strengthen and improve businesses across multiple functional areas bring a valuable perspective as the Company continues to develop and execute on its long-term global strategy.

Robert M. Averick. Mr. Averick was appointed a Director of the Company in June 2016. He is currently a Portfolio Manager for Kokino LLC, a family office based in Stamford, Connecticut. From 2000 to 2010, Mr. Averick served as Vice President and Portfolio Manager at Richard L. Scott Investments, a private family office, where he co-managed a public equity portfolio. In that position, as well as his current position with Kokino LLC, he has managed public equity portfolios, including responsibility for all aspects of the investment process, from due diligence to decision-making. Prior to 2000, Mr. Averick served as Senior Associate in the Structured Finance Group of Prudential Investments, where he focused on highly structured, private and Rule 144A asset-backed transactions. Mr. Averick and certain entities to which his employer provides investment management services currently own in excess of 19% of the outstanding shares of the Company. Mr. Averick earned a Bachelor’s degree in Economics from the University of Virginia, and a Masters in Business Administration in Finance from The Wharton School of Business at the University of Pennsylvania. He currently serves as a director of Amtech Systems, Inc, a company that manufactures and markets wafer processing and handling equipment for semiconductor manufacturers.

The Board has concluded that Mr. Averick should serve as a director of Key based on the following primary qualifications:

•
Major Shareholder Representation—As a representative of a large shareholder of the Company, Mr. Averick's interests in the Company's financial performance and prospects are significantly aligned with those of the Company's other shareholders.

•	Public Company Board Experience—Mr. Averick has experience serving as a director of public companies of a size similar to that of the Company.

•
Extensive Experience Managing Equity Investments—As an experienced portfolio manager, Mr. Averick provides an institutional shareholder perspective that informs board consideration of the Company's strategy, operations and relations with investors.

John J. Ehren. Mr. Ehren was appointed President and Chief Executive Officer and a Director of the Company in May 2012. While at Key, Mr. Ehren has held the following positions: Executive Vice President and Chief Operating Officer (December 2011 to May 2012), Senior Vice President and Chief Financial Officer (February 2008 to May 2012), and Senior Vice President of Global Operations (2010 and 2011). From 2004 to 2008, he served as Vice President of Global Operations of Planar Systems, Inc., then a public company that provided flat panel display and system solutions for medical, transportation, industrial and retail applications. From 1997 to 2004, Mr. Ehren held several senior-level financial officer positions with Planar, including Corporate Controller and Treasurer. Between 1990 and 1997, he held Chief Financial Officer and Vice President of Finance and Operations positions with two privately-held manufacturing companies. Mr. Ehren was employed by Ernst & Young, a public accounting firm, from 1985 to 1990, working primarily with high technology, manufacturing and software development clients.

The Board has concluded that Mr. Ehren should serve as a director of Key based on the following primary qualifications:

•
Extensive knowledge of Key’s business—Since joining the company in 2008, until his appointment as President and Chief Executive Officer, Mr. Ehren held the position of Senior Vice President and Chief Financial Officer while also taking on additional responsibilities related to Global Operations, European Operations, and business unit General Manager. Further, in 2011, Mr. Ehren was appointed as Executive Vice President and Chief Operating Officer with management responsibilities for all aspects of our business.  This extensive exposure to every aspect of Key's business uniquely qualifies Mr. Ehren for his service as a director.

•
Relevant Chief Executive Officer/President experience—In addition to his current responsibilities at Key, Mr. Ehren held various senior vice president positions for high technology manufacturing companies where he had domestic and international operations and overall business responsibilities.  This experience provides Mr. Ehren with the relevant background that is critical for his current role as a director of Key.

•
High level of financial literacy—Throughout his career, Mr. Ehren has held multiple chief financial officer positions and other financial officer positions with various companies. This experience with the financial operations of both Key and other companies uniquely positions Mr. Ehren to provide financially sound guidance in his role as a director.

•
Extensive knowledge in global operations. Mr. Ehren's key role in globalizing the Company and his past experience in global operations provides the Board with broad expertise in international financial and operational issues that effect the Company.

Richard Lawrence.  Mr. Lawrence has served as a director of the Company since 2007 and was appointed the Board's chairman in 2016.  He is an independent consultant and business advisor specializing in mergers, acquisitions, and joint ventures.  From 1996 to 2006, Mr. Lawrence served as Vice President of Worldwide Corporate Development of PepsiCo, Inc.  He served in various other management positions with PepsiCo beginning in 1977 in engineering and advancing into corporate and franchise development in 1985.

The Board has concluded that Mr. Lawrence should serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of the food industry—Mr. Lawrence has over 30 years of experience in the food processing industry.

•	Extensive knowledge of operations and engineering in our industry—Mr. Lawrence has extensive knowledge of the management and leadership of operations and engineering in our industry.

•
Extensive experience in mergers and acquisitions—Mr. Lawrence has extensive experience in planning, implementing and integrating domestic and international mergers and acquisitions, as well as in corporate governance.

Messrs. Pelo, Stonecipher, Wolf and Lawrence are independent, as defined under the rules of the Securities and Exchange Commission and the NASDAQ Global Market. Mr. Averick is an independent director as defined under the rules of the Securities and Exchange Commission and the NASDAQ Global Market other than with respect to service on the Audit Committee of the Board of Directors.

Q:	Who are Key’s other executive officers?

The table below sets forth the following information as of December 1, 2017 about Key's other executive officers:
(i) name and age; (ii) all positions and offices currently held with the Company; and (iii) the period of service as an executive officer of the Company.

Name	Age	Positions	Has Been an Officer Since
Jeffrey T. Siegal	54	Senior Vice President and Chief Financial Officer	2013
Louis C. Vintro, Ph.D.	57	Senior Vice President of New Products and Business Development	2011
Stephen M. Pellegrino	58	Senior Vice President of Global Sales	2012

Jeffrey T. Siegal. Mr. Siegal was promoted to Senior Vice President and Chief Financial Officer in 2015. He joined the Company in April 2013 as Vice President and Chief Financial Officer.  In 2017, he was appointed Managing Director of the Company’s subsidiary in the Netherlands in addition to his Chief Financial Officer and other management responsibilities. From 2008 to 2013, he served as Chief Financial Officer and Treasurer of Schmitt Industries, Inc., a public company that designs, manufactures and markets precision test and measurement equipment.  During this time, he also served as Managing Director of Schmitt Europe Ltd.  Between 1999 and 2007, Mr. Siegal served as Corporate Controller and Treasurer of Planar Systems, Inc., a public company that provides flat panel display and system solutions for medical, transportation, industrial and retail applications.  From 1991 to 1999, he served in several positions with Deloitte LLP in Portland, Oregon, most recently as Senior Manager.  Mr. Siegal holds a BA in Business Administration and Accounting from San Jose State University, California.  He is a Certified Public Accountant.

Louis C. Vintro, Ph.D.   Dr. Vintro was appointed Senior Vice President of New Products and Business Development of the Company in 2013. He served as Senior Vice President of Business Development and Global Operations from 2011, when he joined the Company, until 2013.  From 2009 to 2011, Dr. Vintro served as Vice President and General Manager of the Semiconductor Division of ESI, Inc., a manufacturer of laser-based wafer fabrication equipment.  From 2005 to 2009, Dr. Vintro served as Senior Director of Technical Programs for KLA - Tencor Corporation, a manufacturer of laser-based particle inspection equipment. From 2001 to 2004, he served as Global Business Manager of BOC Edwards Kachina, now Applied Materials, Inc., a provider of semiconductor processing services. Dr. Vintro holds a Ph.D. in Physics from Stanford University and an MBA from the Wharton School of Business at the University of Pennsylvania.  He earned a BS in Physics from the Massachusetts Institute of Technology.

Stephen M. Pellegrino. Mr. Pellegrino was appointed Senior Vice President of Global Sales of the Company in 2013. He served as Vice President of Sales from 2012 to 2013, and as Senior Director of North American Sales and Corporate Sales Operations from 2011 to 2012. From 2006 to 2011, he held the position of Director of U.S. and Canada Sales, and served as Director of Eastern Region Sales from 2000, when he joined the Company, until 2006.  From 1981 to 2000, Mr. Pellegrino worked in the Food Handling Equipment Operation of FMC Corporation, a provider of custom-engineered food processing solutions, where he held a number of positions including Sales and Marketing Manager of Food Handling Equipment from 1996 to 2000, Sales Manager of Major Accounts from 1995 to 1996, Product Manager for Aseeco Equipment from 1993 to 1995, Food Industry Specialist from 1990 to 1993, and Field Sales Engineer from 1981 to 1990.  Mr. Pellegrino holds a BS in Marketing from the Indiana University of Pennsylvania.

Q:	Who are Key’s other significant employees?

The table below sets forth the following information as of December 1, 2017 about Key's other significant employees: (i) name and age; (ii) all positions and offices currently held with the Company; and (iii) the period of service as an employee of the Company.

Name	Age	Positions	Has Been an Employee Since
Steven R.S. Johnson	52	Senior Director of Global Marketing and Latin America and Asia Sales	2011
Shawn P. Prendiville	53	Senior Director of Global Operations	1991
James D. Ruff	54	General Manager of Process Systems and Integrated Solutions Group	1993

Steven R.S. Johnson. Mr. Johnson was appointed Senior Director of Global Marketing and Latin America and Asia Sales for the Company in 2014. From 2012 to 2014, he served as Senior Director of Marketing. He joined the Company in 2011 as Product Marketing Manager of Process Systems. Previously, Mr. Johnson was with Gordon Composites, a manufacturer of technical composite products for recreational, commercial, industrial, defense and aerospace applications, where he served as Vice President and General Manager from 2004 to 2010, and as Manufacturing Systems Manager from 2002 to 2004. He served as Manufacturing Manager for IdaTech, a developer and producer of hydrogen fuel cell power systems, from 2000 to 2002. From 1996 to 2000, Mr. Johnson was a Senior Manufacturing Engineer with the Company. Mr. Johnson holds a BS degree in Automotive Engineering from Weber State University, Utah.

Shawn P. Prendiville. Mr. Prendiville was appointed Senior Director of Global Operations of the Company in 2013 and from 2015 to 2017, in addition to his responsibilities in global operations, Mr. Prendiville served as Managing Director of Key Technology B.V., the Company’s subsidiary in the Netherlands, and also as General Manager of the Company’s facility in Belgium. From 2011 to 2013, he served as Senior Director of North American Operations. Previously, he served as Director of Worldwide Sales Operations from 2009 to 2011, and as General Manager of the Company’s Redmond Operations from 2007 to 2009. Between 2005 and 2007, Mr. Prendiville served as Director of Manufacturing, and as Manufacturing Manager of the Company’s Process Systems division from 1996 to 2005. Mr. Prendiville joined the company in 1991 and served in several management and engineering capacities within the Project Engineering group before moving into operations. Prior to joining Key in 1991, Mr. Prendiville was a Design Engineer with Strauser Manufacturing, Inc., a wood products manufacturing company. Mr. Prendiville holds a BS in Mechanical Engineering from the South Dakota School of Mines and Technology.

James D. Ruff. Mr. Ruff was appointed General Manager of the Company’s Integrated Solutions Group in 2010, and in 2016 was additionally appointed General Manager of Process Systems. He served as Vice President of Research and Development of the Company from 2007 to 2010. From 2004 to 2007, he served as the local Managing Director of Key Technology B.V., a subsidiary of the Company located in Beusichem, the Netherlands. Mr. Ruff served the Company as Engineering Manager from 2002 to 2004, and as Project Engineering Manager for Specialized Conveying Systems from 1999 to 2002. Between 1996 and 1999, Mr. Ruff completed a special expatriate assignment in the Netherlands as Engineering Manager of Key Technology B.V. From 1993, when he joined the Company, until 1996, he served as Project Engineering Manager. Prior to joining Key, Mr. Ruff served as a Lead Propulsion Systems Engineer at The Boeing Company. Mr. Ruff holds a BS degree in Mechanical Engineering from the South Dakota School of Mines and Technology. He earned his Professional Engineering license in the State of Washington in 1990.

OTHER MATTERS TO BE VOTED UPON

PROPOSAL REGARDING ADVISORY APPROVAL OF THE COMPENSATION
OF KEY’S NAMED EXECUTIVE OFFICERS

(Item 2 on the Proxy Card)

Q:	What am I voting on?

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing shareholders with the opportunity at the Annual Meeting to vote on an advisory resolution, commonly known as “say-on-pay,” considering approval of the compensation of Key’s named executive officers in fiscal 2017.  Such compensation is described on pages 24 through 35 of this Proxy Statement.

The Compensation and Management Development Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals.  The Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Key Technology, Inc.’s named executive officers as described in the Compensation Discussion and Analysis section and in the compensation tables regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Q:	What is the effect of this resolution?

Because your vote is advisory, it will not be binding on the Board of Directors.  However, the Compensation and Management Development Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

Q:	What is the voting requirement to approve this proposal?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.  If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you.  Proxies received from shareholders of record that do not contain voting instructions for this proposal will be voted FOR approval of this resolution.  Abstentions and broker non-votes will not affect the outcome of voting on this proposal.  To be approved, the number of votes cast “FOR” the advisory resolution must exceed the votes cast “AGAINST” the advisory resolution.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors believes that Key’s executive compensation program aligns our incentive compensation with the long-term interests of our shareholders.  The Company’s program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value.  The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company and its shareholders over time.

The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of the Company’s named executive officers.

*  *  *

PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Item 3 on the Proxy Card)

Q:	What am I voting on?

You are being asked to vote on a proposal to ratify the selection of Grant Thornton LLP as our independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2018.  Grant Thornton LLP has acted as our independent registered public accountants since 2005, and the Audit Committee of the Board of Directors has recommended the reappointment of Grant Thornton LLP to serve as our fiscal 2018 accounting firm.

Q:	Will a representative of Grant Thornton LLP be present at the Annual Meeting?

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Q:	What is the voting requirement to approve this proposal?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.  If a broker or other nominee holds your shares in its name, the broker is permitted to vote your shares with respect to this proposal even if the broker does not receive voting instructions from you.  Abstentions will not affect the outcome of voting on this proposal.  To be approved, the number of votes cast “FOR” ratification of the selection of Grant Thornton LLP as our independent registered accountants must exceed the votes cast “AGAINST” ratification.

Q:	How will my shares be voted if I submit a proxy and do not make a specific choice with respect to this proposal?

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2018.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2018.

*  *  *

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of December 1, 2017, with respect to the beneficial ownership of the Company’s Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, by each director or nominee for director, by each named executive officer, and by all directors and executive officers as a group.  Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert M. Averick (1)	1,243,879	19.2%
John J. Ehren	120,119	1.9
Richard Lawrence	36,067	*
Stephen M. Pellegrino	77,105	1.2
John E. Pelo	63,796	1.0
Michael L. Shannon (2)	41,344	*
Jeffrey T. Siegal	46,485	*
Charles H. Stonecipher	55,486	*
Louis C. Vintro	78,681	1.2
Paul J. Wolf	8,034	*
Donald A. Washburn	71,186	1.1

M3C Holdings, LLC; Robert Averick; Piton Capital Partners, LLC; and Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 for the benefit of the issue of Jonathan D. Sackler (3)	1,243,879	19.2
201 Tresser Boulevard Stamford, CT 06901-3435

PVAM Perlus Microcap Fund L.P. (4)	617,359	9.5
5th Floor, 37 Esplanade St. Helier, Jersey, Channel Islands JE1 2TR

Wellington Management Company, LLP (5)	425,129	6.6
280 Congress Street Boston, MA 02210-1023

Harbert Fund Advisors, Inc. (6)	337,495	5.2
2100 Third Avenue North - 600 Birmingham, AL 35203-3371

All directors and executive officers as a group (11 persons)	1,842,182	28.4

____________________
*Less than 1%

(1)
Mr. Averick is an employee of Kokino LLC, which serves as a "family office" to Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 for the benefit of the issue of Jonathan D. Sackler (the "Trust"); Piton Capital Partners LLC; and M3C Holdings LLC (collectively, the "Kokino Clients") and provides investment advice to the Kokino Clients.  The beneficial ownership of the Kokino Clients and Mr. Averick is disclosed on a Schedule 13D that was jointly filed by the Kokino Clients and Mr. Averick on June 30, 2016 (as amended, the "Schedule 13D"). Additionally, the Trust, M3C Holdings LLC, Mr. Averick, and other clients of Kokino LLC are members of Piton Capital Partners LLC. Mr. Averick owns approximately 6.8% of Piton Capital Partners LLC in the aggregate directly and through Piton Capital Management LLC.

(2)	5,000 of Mr. Shannon’s common shares are pledged as collateral in connection with a business loan.

(3)	The beneficial ownership of each group member is summarized in the following table. Information is based solely on a Schedule 13D filed on June 30, 2016.

Shareholder	Amount of Beneficial Ownership	Percent of Class
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 for the benefit of the issue of Jonathan D. Sackler	781,423	12.1%
Piton Capital Partners, LLC	305,379	4.7
M3C Holdings, LLC	132,077	2.0
Robert Averick	25,000	0.4
Group Total	1,243,879	19.2

(4)	Information is based solely on a Form 4 filed on March 28, 2017.

(5)	Information is based solely on a Form 13F filed on September 30, 2017.

(6)	Information is based solely on a Schedule 13D filed on March 28, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely on the Company’s review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), the Company believes that all of the Section 16(a) filing requirements applicable to such persons were complied with during fiscal 2017.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation

The Compensation and Management Development Committee of the Board of Directors is responsible for oversight and design of compensation programs for the Company’s senior management.  The Compensation Committee is composed only of independent, non-employee members of the Board of Directors.  The Compensation Committee, with input from the Board of Directors, is responsible for establishing performance goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluating his performance in light of those goals and objectives, and determining and approving his compensation based on this evaluation.  The Compensation Committee reviews and considers recommendations made by the President and Chief Executive Officer in determining the compensation of the other named executive officers.  Under the Compensation Committee Charter, the Compensation Committee is also charged with administering and granting awards under the Company’s stock incentive plans and cash incentive plans for senior executives. In practice, all decisions of the Compensation Committee are subject to review and approval by the independent members of the Board of Directors.

At the 2017 Annual Meeting of the Shareholders, approximately 94% of the shares voted were voted to approve the fiscal 2016 compensation of the Company’s named executive officers.  The Compensation Committee and the full Board of Directors have reviewed the vote on the say-on-pay proposal received at the 2017 Annual Meeting and will take into account the results in establishing compensation for the named executive officers for fiscal 2018.  In response to the 2017 say-on-pay frequency vote, the Compensation Committee and Board of Directors determined to continue an annual say-on-pay advisory vote.

Background

The Compensation Committee makes every effort to ensure that the Company’s compensation program for senior management aligns the interests of senior management with the economic interests of shareholders and provides incentives to support the business strategy of the Company.  The Compensation Committee does not use peer data or surveys, or set compensation or any element of compensation to meet specific benchmarks or percentiles within any identified group.  The members of the Compensation Committee take into account their business experience, their experience from serving on other boards of directors, publicly available information from news sources, information from generally accessible databases, and broad-based third-party surveys containing information about companies of similar size in a variety of industries to obtain a general understanding of current compensation practices.  The Compensation Committee also benefits from experience gained from the Company's previous executive recruiting efforts.  The Compensation Committee uses this information, together with recommendations from the President and Chief Executive Officer, to establish broad guidelines for total compensation for executives. The Compensation Committee has conducted an annual review of compensation for the named executive officers for fiscal 2017.

Compensation Philosophy and Objectives

The Compensation Committee has established the following compensation objectives for the Company’s named executive officers as important elements of its overall compensation philosophy for fiscal 2017:

Compensation should be related to performance. The Compensation Committee believes that the compensation paid to the named executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, with a material portion of an executive’s potential annual performance-based incentive compensation and long-term stock compensation at risk if Company and individual performance objectives are not achieved.

Compensation should serve to encourage executives to remain with the Company.  The Company’s executive compensation program components are designed to retain talented executives.  The Compensation Committee believes that continuity of employment is critical to achieving the Company’s strategic objectives and building shareholder value.  A significant element of the executive compensation program for fiscal 2017, therefore, was long-term stock incentive compensation awards that vest on a rolling basis over periods of several years and align the interests of senior management with the interests of our shareholders.

Compensation should be reasonable for our business, our locations and our long-term, multi-year approach to achieving sustainable growth.  The Compensation Committee believes that an appropriate compensation package will attract executives and motivate them to achieve the Company’s annual and long-term strategic objectives.  At the same time, the Committee believes that compensation should be set at reasonable and fiscally responsible levels.

Compensation should be managed to encourage innovation and appropriate levels of risk.  The Compensation Committee believes incentive compensation should be structured to discourage assumption of excessive short-term risk without constraining innovation and reasonable risk-taking.  To achieve this objective, the Compensation Committee believes the success of the Company over time will be more effectively assured by connecting a significant element of incentive compensation to longer-term Company performance.

General Process for Setting Compensation for Fiscal 2017

The Compensation Committee first determined the appropriate level of total compensation for fiscal 2017 for each named executive officer and then determined the appropriate allocation among annual base cash compensation, annual performance-based cash incentive compensation and long-term stock incentive compensation.

The proportion of the executive’s overall compensation that is performance-based depends upon the executive’s level and area of responsibility.  As a result of the Company’s emphasis on incentive compensation, base salary for fiscal 2017 generally represented approximately one-third of each executive’s total potential compensation. For fiscal 2017, the Compensation Committee weighted each executive’s total compensation opportunity toward incentive compensation tied to the Company’s performance by allocating approximately one-third of the executive's total potential compensation to annual performance-based cash compensation and approximately one-third to long-term stock incentive compensation. For fiscal 2017, each executive was awarded a restricted stock grant and an annual performance-based cash compensation award each equal to 100% of his fiscal 2017 base salary.

When the Company does not achieve satisfactory financial results, the compensation that can be realized by the Company’s executives is substantially reduced.  When the Company’s performance exceeds financial expectations the compensation that can be realized by the Company’s executives is substantially increased.  The Compensation Committee believes that this is the most effective means of aligning executive incentives with shareholder interests.  The Compensation Committee evaluates the levels and the maximum amounts of such payouts in relation to the Company’s overall financial performance.

Elements of Compensation for Fiscal 2017

The compensation program for named executive officers in fiscal 2017 consisted of (i) annual base cash compensation, (ii) annual performance-based cash incentive compensation, (iii) long-term stock incentive compensation, and (iv) other executive benefits.  A discussion of each element follows:

Annual Base Cash Compensation

The Company provided the named executive officers in fiscal 2017 with annual base cash compensation (“base salary”) at levels which in general were approximately 50% of the executive’s potential total annual cash compensation.  Base salary is a fixed, cash component of overall compensation, which is reviewed and may be adjusted periodically based on a variety of factors, including executive performance, Company performance, general economic conditions and the subjective business judgment and general business experience of the members of the Compensation Committee.  Base salary ranges for named executive officers are designed to account for varying responsibilities, experience and performance levels.

Annual Performance-Based Incentive Cash Compensation

The Company's annual performance-based incentive cash compensation program is designed to tie executive compensation to Company performance. For fiscal 2017, the Compensation Committee approved a performance-based incentive cash compensation program for certain executives subject to achievement by the Company of a minimum final reported operating income of $6.0 million, net of incentive compensation. The targeted cash compensation for each executive for fiscal 2017 varied from 60% to 100% of his base salary. The executives were eligible to earn from 0% to 125% of their targeted cash compensation for performance greater than the minimum threshold, but only after all non-management cash incentive compensation and a portion of the management and sales incentive compensation was paid to other Company employees. For fiscal 2017, the Company did achieve its operating income threshold, but the amount of operating income in excess of the threshold was not sufficient to award payouts to the named executive officers, and as a result the named executive officers did not receive a performance-based incentive cash payout.

For fiscal 2017, the Board of Directors approved a special discretionary bonus in the amount of $50,000 to each of the named executive officers related to the successful introduction of new products and the Company's improved financial performance.

Long-Term Stock Incentive Compensation

The Compensation Committee believes that incentives tied to stock ownership by executive officers are the most important component of total compensation.  The Compensation Committee uses grants of restricted stock as part of the Company’s overall incentive compensation to align the interests of executive officers with those of the Company’s shareholders. The stock is restricted in that if the criteria for retention of the shares awarded are not achieved, the shares are forfeited and canceled.  The restrictions lapse if the criteria for unrestricted ownership are achieved.

In fiscal 2017, the Company awarded each named executive officer restricted stock. The restrictions on one-third of each restricted stock award lapse based on continued employment with the Company through October 1, 2019. The restrictions on such shares lapse in one-third increments each year beginning October 1, 2017.

The restrictions on the remaining two-thirds of each restricted stock award lapse based on the Company achieving performance goals related to EBITDA, cash flow from operations and an individual incentive plan designed to reward achievement of quantitative goals within each executive's area of responsibility. Company performance objectives constitute three-fourths of the performance determination and individual performance objectives constitute one-fourth of the performance determination. The individual performance objectives include goals determined in the Compensation Committee's discretion, and include defined gross margin dollar and Company order dollar growth percentages. All named executive officers received performance based restricted stock awards in fiscal 2017, although Company and individual performance objectives varied by officer. The lapse of restrictions on the performance awards is also contingent on continued employment over a three-year period and the restrictions lapse on October 1, 2019, if the applicable performance objectives are achieved.

Other Executive Benefits

The policy of the Company is not to provide material perquisites to its named executive officers.  Named executive officers are eligible to participate in the Company’s 401(k) plan and Restated 1996 Employee Stock Purchase Plan, and receive similar health, dental and insurance benefits as are available to other employees of the Company.

Analysis of Specific Compensation Determinations

John J. Ehren.  For fiscal 2017, Mr. Ehren served as the President and Chief Executive Officer. In determining fiscal 2017 compensation for Mr. Ehren, the Compensation Committee considered the factors described above under “Annual Base Cash Compensation” and in addition evaluated the Company's performance and Mr. Ehren's performance. Mr. Ehren's annual base salary was continued at $300,000. For fiscal 2017, Mr. Ehren received a $50,000 discretionary bonus related to the successful introduction of new products and the Company's improved financial performance.

Under the annual performance-based incentive cash compensation program, Mr. Ehren's incentive compensation target was based on the Company achieving a minimum final reported operating income of $6.0 million, net of incentive compensation, for fiscal 2017. Mr. Ehren's target incentive cash compensation was 100% of his base salary, or $300,000. Mr. Ehren could have earned from 0% to a maximum of 125% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2017, the Company did reach its operating income threshold, but Mr. Ehren did not receive a performance-based cash incentive payout as the amount of operating income in excess of the threshold was not sufficient to award a payout to Mr. Ehren.

In fiscal 2017, the Board of Directors authorized grants of long-term restricted stock subject to achievement of pre-determined performance goals and continued employment.  Mr. Ehren was issued 28,090 shares, which was equal to 100% of Mr. Ehren’s base salary, based on the fair market value per share on the first day of fiscal 2017. If certain pre-determined targeted performance goals are met or exceeded, Mr. Ehren could earn 18,726 shares, which represents 67% percent of the total awarded restricted stock. Such amount may be exceeded if certain of the performance goals are exceeded. The restrictions on these shares will lapse on October 1, 2019 subject to Mr. Ehren’s continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2019 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) at the discretion of the Compensation Committee of the Company. The remaining 9,364 shares, which represent 33% of the total restricted stock award, are subject only to continued employment-based vesting requirements over a three-year period and the restrictions lapse in one-third increments annually beginning October 1, 2017.

Jeffrey T. Siegal.  Mr. Siegal serves as Senior Vice President and Chief Financial Officer. In determining fiscal 2017 compensation for Mr. Siegal, the Compensation Committee considered the factors described above under “Annual Base Cash Compensation” and continued Mr. Siegal's annual base salary at $225,000. For fiscal 2017, Mr. Siegal received a $50,000 discretionary bonus related to the successful introduction of new products and the Company's improved financial performance.

Under the annual performance-based incentive cash compensation program, Mr. Siegal's incentive compensation target was based on the Company achieving a minimum final reported operating income of $6.0 million, net of incentive compensation, for fiscal 2017. Mr. Siegal's target incentive cash compensation was 100% of his base salary, or $225,000. Mr. Siegal could have earned from 0% to a maximum of 125% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2017, the Company did reach its operating income threshold, but Mr. Siegal did not receive a performance-based cash incentive payout as the amount of operating income in excess of the threshold was not sufficient to award a payout to Mr. Siegal.

In fiscal 2017, the Board of Directors authorized a long-term continued employment-based restricted stock award and, because of differences between tax regulations in the United States and the Netherlands, a cash award to Mr. Siegal in lieu of performance-based restricted stock. The aggregate amount of the awards was equal to 100% of Mr. Siegal's base salary. Mr. Siegal was issued 7,023 shares of restricted stock, which represented 33% of base salary, that are subject only to continued employment-based vesting requirements over a three-year period with the restrictions lapsing in one-third increments annually beginning October 1, 2017. Mr. Siegal was contingently awarded a cash bonus, with an initial value of $150,000 based on the Company's stock price on October 1, 2016, or the equivalent of 14,045 shares. The award represented 67% of Mr. Siegal's base salary. The cash component will vest October 1, 2019 subject to Mr. Siegal's continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2019 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) at the discretion of the Compensation Committee of the Company. If the performance goals are achieved, the value of the cash component will be equal to the value of 14,045 shares of the Company's common stock on October 1, 2019, and may be exceeded if certain of the performance goals are exceeded.

Louis C. Vintro.  In determining the compensation for Dr. Vintro, Senior Vice President of New Products and Business Development, for fiscal 2017, the Compensation Committee considered the factors described above under “Annual Base Cash Compensation” and continued Dr. Vintro’s annual base salary at $230,000. For fiscal 2017, Dr. Vintro received a $50,000 discretionary bonus related to the successful introduction of new products and the Company's improved financial performance.

Under the annual performance-based incentive cash compensation program, Dr. Vintro's incentive compensation target was based on the Company achieving a minimum final reported operating income of $6.0 million, net of incentive compensation, for fiscal 2017. Dr. Vintro's target incentive cash compensation was 100% of his base salary, or $230,000. Dr. Vintro could have earned from 0% to a maximum of 125% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2017, the Company did reach its operating income threshold, but Dr. Vintro did not receive a performance-based cash incentive payout as the amount of operating income in excess of the threshold was not sufficient to award a payout to Dr. Vintro.

In fiscal 2017, the Board of Directors authorized grants of long-term restricted stock subject to achievement of pre-determined performance goals and continued employment.  Dr. Vintro was issued 21,536 shares, which was equal to 100% of

Dr. Vintro’s base salary, based on the fair market value per share on the first day of fiscal 2017. If certain pre-determined targeted performance goals are met or exceeded, Dr. Vintro could earn 14,357 shares, which represents 67% percent of the total awarded restricted stock. Such amount may be exceeded if certain of the performance goals are exceeded. The restrictions on these shares will lapse on October 1, 2019 subject to Dr. Vintro’s continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2019 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) the Company achieving a pre-determined gross margin dollar growth objective. The remaining 7,179 shares, which represent 33% of the total restricted stock award, are subject only to continued employment-based vesting requirements over a three-year period and the restrictions lapse in one-third increments annually beginning October 1, 2017.

Stephen M. Pellegrino.  In fiscal 2017, Mr. Pellegrino served as Senior Vice President of Global Sales. In determining the compensation for Mr. Pellegrino, the Compensation Committee considered the factors described above under “Annual Base Cash Compensation” and continued Mr. Pellegrino’s annual base salary at $225,000. For fiscal 2017, Mr. Pellegrino received a $50,000 discretionary bonus related to the successful introduction of new products and the Company's improved financial performance.

Under the annual performance-based incentive cash compensation program, Mr. Pellegrino’s incentive compensation target was based on the Company achieving a minimum final reported operating income of $6.0 million, net of incentive compensation, for fiscal 2017. Mr. Pellegrino’s target incentive cash compensation was 100% of his base salary, or $225,000. Mr. Pellegrino could have earned from 0% to a maximum of 125% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2017, the Company did reach its operating income threshold, but Mr. Pellegrino did not receive a performance-based cash incentive payout as the amount of operating income in excess of the threshold was not sufficient to award a payout to Mr. Pellegrino.

In fiscal 2017, the Board of Directors authorized grants of long-term restricted stock subject to achievement of pre-determined performance goals and continued employment.  Mr. Pellegrino was issued 21,068 shares, which was equal to 100% of Mr. Pellegrino’s base salary, based on the fair market value per share on the first day of fiscal 2017.  If certain pre-determined targeted performance goals are met or exceeded, Mr. Pellegrino could earn 14,045 shares, which represents 67% percent of the total awarded restricted stock. Such amount may be exceeded if certain of the performance goals are exceeded. The restrictions on these shares will lapse on October 1, 2019 subject to Mr. Pellegrino’s continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2019 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) the Company achieving a pre-determined order dollar growth objective. The remaining 7,023 shares, which represent 33% of the total restricted stock award, are subject only to continued employment-based vesting requirements over a three-year period and the restrictions lapse in one-third increments annually beginning October 1, 2017.

Other Compensation Matters

Change in Control

The Company has no employment agreements with its named executive officers with respect to change in control and severance arrangements for such officers. The restricted stock agreements with the named executive officers provide that some or all of the restrictions on such shares may be terminated in the discretion of the Compensation Committee in the event of a change of control.  In the event of such terminations, the estimated range of value of the termination of such restrictions on September 30, 2017 with respect to the restricted shares held by the named executive officers would be as follows:  Mr. Ehren, $0 - $1,297,497; Mr. Siegal, $0 - $679,606; Dr. Vintro, $0 - $994,747; and Mr. Pellegrino $0 - $973,137.   Other benefits, such as medical benefits, may be extended to the named executive officers at the discretion of the Compensation Committee.

Risks Arising from the Company’s Compensation Policies and Practices

The Compensation Committee oversees risks related to the Company’s compensation programs and policies and reviews management’s periodic reports on such risks.  The Compensation Committee has developed a framework to assess the specific risks associated with the Company’s compensation programs.  The framework was designed to evaluate the key elements of the Company’s compensation programs to determine whether such programs could reasonably be expected to have or create a material adverse effect on the Company.  As part of this framework, the Company’s pay philosophy, incentive plan designs, performance metrics and pay plan governance process are evaluated on an annual basis.  Based on the results of the assessment with respect to fiscal 2017, management and the Compensation Committee, with the assistance of the Company’s legal advisers, and in collaboration with the Audit Committee, concluded that any risks associated with the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that a publicly-held company may not deduct compensation paid to certain of its senior executive officers to the extent such compensation exceeds $1,000,000 per officer in any year.  However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.”  The Company’s 2010 Equity Incentive Plan, as amended, was approved by the Company’s shareholders and allows performance-based awards of restricted stock to be granted with certain performance criteria.  The approval by the shareholders meets one of the criteria the IRS requires for the Company to be able to exempt compensation attributed to performance-based awards of restricted stock from the limitations of Section 162(m) on tax deductible compensation expense.  The Company did not pay any compensation during fiscal 2017 that would be subject to the limitations set forth in Section 162(m) and, therefore, all compensation paid to executives was deductible for tax purposes.

Stock Ownership Guidelines

As noted above, part of the Compensation Committee’s compensation philosophy is to align the interests of its named executive officers with those of the Company’s shareholders.  The Board of Directors has adopted stock ownership guidelines that will result in an increasingly higher level of stock ownership by executives as their length of service and expected value to the Company increases over time.  The stock ownership guidelines call for total shares held by the executive to be not less than 33% of the total vested shares issued to the executive under equity-based compensation programs during the period of employment with the Company.  In addition, 50% of all restricted shares awarded and earned as compensation must be held by the executive for a minimum of three years after the restrictions on the shares lapse before they may be transferred.  In the event of any termination of employment, all vested shares then held by the executive that are subject to the three-year holding requirement will be released from that restriction on transfer six months following the date of termination of employment or sooner upon approval of the Board of Directors.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the Securities and Exchange Commission's rules requiring disclosure of certain relationships and related-party transactions since the beginning of fiscal 2017.  None of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during the fiscal year ended September 30, 2017.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference into future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement.  Based on that review and discussion, the Compensation and Management Development Committee has recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement for the 2018 Annual Meeting and its incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

Submitted on December 8, 2017 by the Compensation and Management Development Committee of the Board.

Respectfully,

Michael L. Shannon, Chairman
Richard Lawrence
Donald A. Washburn
Paul J. Wolf

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid to Certain Executive Officers

The following table sets forth the compensation earned by our chief executive officer, chief financial officer, and our two other most highly compensated officers, constituting our named executive officers, during the last fiscal year for services rendered in all capacities to the Company for the three fiscal years ended September 30, 2017.

SUMMARY COMPENSATION TABLE – FISCAL 2017

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
John J. Ehren ...............	2017	300,000	50,000	100,476	0	12,508	412,984
President and Chief Executive Officer	2016	311,538		75,516	0	12,194	399,248
	2015	270,230		95,782	0	3,992	370,004

Jeffrey T. Siegal ...........	2017	225,000	50,000	75,357	0	61,340	361,697
Senior Vice President and Chief Financial Officer	2016	232,692		56,637	0	9,066	298,395
	2015	180,154		63,859	0	2,609	246,622

Louis C. Vintro ............	2017	230,000	50,000	77,031	0	10,945	317,976
Senior Vice President of New Products and Business Development	2016	238,846		57,898	0	9,394	306,138
	2015	207,181		73,436	0	3,200	283,817

Stephen M. Pellegrino .	2017	225,000	50,000	75,357	0	11,000	311,357
Senior Vice President of Global Sales	2016	233,654		56,637	0	9,194	299,485
	2015	202,673		71,840	0	3,274	277,787
_________________

(1)
The amounts reported in this column represent both service-based and performance-based awards. The amounts reported represent the full grant date fair values for service-based awards granted to the named executive officers in the applicable years.  These amounts were computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and do not correspond to the actual value that may be realized by the named executive officers.   All performance-based stock awards granted in the fiscal years reported in this column are reported at a $0 value as at the time of grant it was estimated that it was less than probable the related performance goals would be achieved.   The table below discloses the maximum possible outcome at the time of grant for Mr. Ehren, Dr. Vintro and Mr. Pellegrino related to performance-based stock awards in fiscal 2017, 2016 and 2015. The table below discloses the maximum possible outcome at the time of grant for Mr. Siegal related to performance-based stock awards in fiscal 2016 and 2015 and discloses the maximum possible outcome related to the performance-based cash Mr. Siegal was awarded in lieu of stock in fiscal 2017.

Name	2017 ($)	2016 ($)	2015 ($)
John J. Ehren	244,000	151,000	192,000
Jeffrey T. Siegal	183,000	113,000	128,000
Louis C. Vintro	187,000	116,000	147,000
Stephen M. Pellegrino	183,000	113,000	144,000

(2)
All performance-based non-equity incentive plan awards granted in fiscal 2017, 2016 and 2015 are reported at a $0 value as it was less than probable that the related performance goals would be achieved. None of the performance-based non-equity incentive plan awards awarded in 2017, 2016 and 2015 were earned and no payouts were made pursuant to such awards because the Company's minimum operating income threshold was not sufficiently exceeded.

(3)	The table below discloses the components of the amounts included for each named executive officer under the "All Other Compensation" column in the Summary Compensation Table for fiscal 2017.

Name	Fiscal Year	Profit Sharing & 401(k) Plan Contributions ($)	Cost of Living Adjustment ($)	Housing Allowance ($)	Relocation ($)	Total ($)
John J. Ehren	2017	12,508	—		—	12,508
Jeffrey T. Siegal	2017	11,000	7,083	24,507	18,750	61,340
Louis C. Vintro	2017	10,945	—		—	10,945
Stephen M. Pellegrino	2017	11,000	—		—	11,000

The following table provides information for fiscal 2017 with respect to incentive plan awards that were granted to each of our named executive officers.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2017

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#) (3)	Grant date fair value of stock and option awards ($) (3)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
John J. Ehren		$0	$300,000	$375,000
	10/10/2016				—	—	—	9,364	$100,476
	02/10/2017				—	18,726	—

Jeffrey T. Siegal		$0	$225,000	$281,250
	10/10/2016				—	—	—	7,023	$75,357
	02/10/2017		$150,000(4)

Louis C. Vintro		$0	$230,000	$287,500
	10/10/2016				—	—	—	7,179	$77,031
	02/10/2017				—	14,357	—

Stephen M. Pellegrino		$0	$225,000	$281,250
	10/10/2016				—	—	—	7,023	$75,357
	02/10/2017				—	14,045	—
_________________

(1)
These named executive officers participated in the Company's annual performance-based incentive cash compensation program in fiscal 2017. The target incentive compensation each named executive could earn was 100% of their base salary. Subject to the achievement by the Company of a final reported operating income of $6.0 million, net of incentive compensation, for fiscal 2017, participants could earn from 0% to 125% of their target cash compensation for performance greater than threshold in a linear relationship from the threshold operating income. The dollar figures in the table above represent the threshold, target and maximum amount payable to each participant. The Company did not sufficiently exceed its operating income goals for fiscal 2017 and no annual performance-based incentive cash compensation was paid.

(2)
The restrictions on these performance-based restricted stock awards lapse on October 1, 2019 based on the achievement of certain Company and individual performance objectives for fiscal years 2017, 2018 and 2019, subject to continued employment with the Company though October 1, 2019.  The potential awards listed in these columns are not subject to thresholds or maximums and may be exceeded if certain of the performance goals are exceeded. See “Compensation Discussion and Analysis – Analysis of Specific Compensation Determinations” for an explanation of the calculations.

(3)
These service-based restricted stock awards were granted under the Company’s long-term incentive compensation program and the restrictions on such stock awards lapse 33% on October 1, 2017, 33% on October 1, 2018 and 33% on October 1, 2019, subject to continued employment with the Company on the applicable date.

(4)
Effective January 2017, Mr. Siegal was appointed Managing Director of the Company's subsidiary in The Netherlands in addition to his CFO responsibilities. On February 10, 2017, this performance-based cash award was granted for the performance-based part of the executive's long-term incentive program and was indexed against the fair market value per share of the Company common stock on the first day of fiscal 2017. The restrictions on this performance-based cash award lapse on October 1, 2019 based on the achievement of certain Company and individual performance objectives for fiscal 2017, 2018 and 2019, subject to continued employment with the Company though October 1, 2019.  This potential award is not subject to thresholds or maximums and may be exceeded if certain of the performance goals are exceeded. See “Compensation Discussion and Analysis – Analysis of Specific Compensation Determinations” for an explanation of the calculations.

Outstanding Equity Awards

The following table reflects previously granted and outstanding restricted stock awards.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Stock Awards
Name	Grant date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)*	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: payout value of unearned shares, units, or other rights that have not vested ($)*
John J. Ehren	7/24/2015	2,560	(1)	$48,358	15,361	(2)	$290,169
	5/2/2016	5,669	(3)	$107,087	17,007	(4)	$321,262
	10/10/2016	9,364	(5)	$176,886	—		$—
	2/10/2017				18,726	(6)	$353,734

Jeffrey T. Siegal	7/24/2015	1,707	(1)	$32,245	10,240	(2)	$193,434
	5/2/2016	4,252	(3)	$80,320	12,755	(4)	$240,942
	10/10/2016	7,023	(5)	$132,664	—		$—

Louis C. Vintro	7/24/2015	1,963	(1)	$37,081	11,777	(2)	$222,468
	5/2/2016	4,346	(3)	$82,096	13,038	(4)	$—
	10/10/2016	7,179	(5)	$135,611	—		$—
	2/10/2017			$—	14,357	(6)	$271,204

Stephen M. Pellegrino	7/24/2015	1,920	(1)	$36,269	11,521	(2)	$217,632
	5/2/2016	4,252	(3)	$80,320	12,755	(4)	$240,942
	10/10/2016	7,023	(5)	$132,664	—		$—
	2/10/2017				14,045	(6)	$265,310

*
The market value of the restricted stock awards as to which restrictions have not lapsed is calculated by multiplying the number of shares by the closing price per share of the Company’s common stock on September 30, 2017, which was $18.89.

_________________

(1)	Restrictions lapsed on October 1, 2017 based on continued employment.

(2)	Restrictions lapsed on October 1, 2017 based on continued employment and the achievement of certain performance objectives.

(3)	Restrictions lapsed on one-half of total shares on October 1, 2017 and will lapse on one-half of total shares on October 1, 2018 based on continued employment.

(4)	Restrictions lapse on October 1, 2018 based on continued employment and the achievement of certain performance objectives.

(5)	Restrictions lapse on one-third of total shares on October 1, 2017, October 1, 2018 and October 1, 2019, respectively, based on continued employment.

(6)	Restrictions lapse on October 1, 2019 based on continued employment and the achievement of certain performance objectives.

Stock Options Granted to Certain Executive Officers during Fiscal 2017

During fiscal 2017, no options for the purchase of the Company's Common Stock were awarded to the Company's named executive officers.

Vested Stock Awards during Fiscal 2017

The following table shows the lapse of restrictions on shares of restricted stock held by each of the named executive officers during fiscal 2017 along with the aggregate dollar value realized on such lapse based on the market price of the Company’s common stock on the date of the lapse of restrictions.

OPTION EXERCISES AND STOCK VESTED – FISCAL 2017

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John J. Ehren	7,786	85,646
Jeffrey T. Siegal	5,428	59,708
Louis C. Vintro	7,782	85,602
Stephen M. Pellegrino	5,840	64,240

Equity Compensation Plan Information

The following table provides information as of September 30, 2017 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders
2010 Equity Incentive Plan, as amended	—	—	192,207	(1) (2)
Restated 1996 Employee Stock Purchase Plan	—	—	336,855
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	—	$—	529,062
_________________

(1)	The securities remaining available may be used for issuance of either options or restricted stock.

(2)
The number of securities remaining available has been adjusted to reflect awards granted and shares surrendered by participants to pay taxes, subsequent to September 30, 2017 through the December 1, 2017 record date.

AUDIT COMMITTEE REPORT AND OTHER RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with the Securities and Exchange Commission or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into future filings with the Securities and Exchange Commission except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors comprises four non-employee directors who meet the independence standards of the NASDAQ Global Market and Section 10A of the Securities Exchange Act of 1934 and SEC rules thereunder.  The members of the Audit Committee are John E. Pelo, Chairman, Charles H. Stonecipher, Richard Lawrence and Paul J. Wolf.  The Board has determined that Mr. Pelo qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  Among other things, the Audit Committee recommends to the Board of Directors the selection of the Company's independent registered public accountants.  The Audit Committee has adopted a policy for the pre-approval of services provided by the Company's public accountants.

Management is responsible for the Company's internal controls and the financial reporting process.  The Company's public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the public accountants of the Company.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements separately with management and the Company's public accountants.  The public accountants presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, "Communications with Audit Committees."

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.  The Audit Committee discussed with the Company's public accountants that firm's independence and considered whether any non-audit services provided by the Company's public accountants were compatible with maintaining the independence of such public accountants.

Based upon the Audit Committee's discussion with management and the public accountants and the Audit Committee's review of the representations of management and the report of the public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Securities and Exchange Commission.  The Audit Committee also recommended the reappointment for fiscal 2018, subject to shareholder approval, of the Company's independent registered public accounting firm, and the Board of Directors concurred in such recommendation.

For fiscal 2017, management completed the documentation, testing, and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the Company's public accountants. At the conclusion of the process, management provided the Audit Committee with a report on management's assessment of the effectiveness of internal control over financial reporting.

In compliance with the Sarbanes-Oxley Act, the Audit Committee has established procedures for receipt, retention, and treatment of complaints for confidential, anonymous reporting of employee concerns with regard to accounting controls or auditing matters.

Submitted on December 8, 2017 by the Audit Committee of the Board of Directors.

Respectfully,

John E. Pelo, Chairman
Charles H. Stonecipher
Richard Lawrence
Paul J. Wolf

FEES PAID TO GRANT THORNTON LLP

The following table shows the fees paid by the Company for the audit and other services provided by Grant Thornton LLP for fiscal years 2017 and 2016, respectively.

	2017	2016
Audit Fees	$415,000	$402,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Totals	$415,000	$402,000

“Audit Fees” include the aggregate fees billed by the auditor for the audit of the company’s financial statements and internal control over financial reporting, the review of interim financial information, and the fees for services that generally only the auditor can provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC.

“Audit-Related Fees” includes fees for services traditionally performed by the auditor, such as audits of employee benefit plans, accounting consultations and audits in connection with acquisitions, due diligence related to mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation, operational audits, and consultations concerning financial accounting and reporting standards.

“Tax Fees” include all services performed by tax department personnel, except for those services related to the audit, such as tax compliance, tax planning, and tax consulting services.

All of the services described above were approved by the Audit Committee.

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm.  The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  The policy provides for specific types of permitted services.  The policy requires specific pre-approval of all permitted services.  The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.  The policy delegates to a designated member the authority to address any requests for pre-approval of services between Audit Committee meetings, and the designated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The policy prohibits the Audit Committee from delegating to management the Audit Committee's responsibility to pre-approve permitted services of the independent registered public accounting firm.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the 2018 Annual Meeting of Shareholders.  However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the Annual Meeting.

A shareholder may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Amended and Restated Bylaws, effective May 13, 2009.  For business to be properly brought before the 2018 Annual Meeting by a shareholder, notice of the proposed business must have been received by the Secretary of the Company at the Company’s principal executive offices in writing on or before the close of business on September 5, 2017.  The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions.  If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

It is important that your shares be represented at the Annual Meeting.  Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

A copy of the Company's 2017 Annual Report on Form 10-K is available on the Company’s website at www.key.net and to shareholders without charge upon request to: Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington  99362.

By order of the Board of Directors,

Ronald L. Greenman
Secretary

Dated:  January 2, 2018

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors
Nominees

01 Michael L. Shannon 02 Donald A. Washburn

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	PROPOSAL TO CONSIDER ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3	PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2018 FISCAL YEAR.	☐	☐	☐

NOTE: The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made this proxy will be voted for the election of the nominees for director, for advisory approval of the compensation of the named executive officers and for ratification of the selection of independent registered public accountants. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000222705_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

KEY TECHNOLOGY, INC.
Annual Meeting of Shareholders
February 7, 2018
This proxy is solicited by the Board of Directors

The undersigned hereby appoints John J. Ehren and Jeffrey T. Siegal, and each of them, proxies with full power of substitution, to represent and vote, as designated on the reverse side of this proxy, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 7, 2018, and any adjournment or postponement thereof. Either of the designated proxies, or any duly appointed substitute present at the meeting, may exercise all powers granted hereby.

Continued and to be signed on reverse side

0000222705_2 R1.0.0.51160